Exhibit 10.7

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 31st day of March, 2008, by and among Global Capital Funding Group, LP, a Delaware limited partnership (the “Subordinated Lender”), and LV Administrative Services, Inc., a Delaware corporation, as agent (in such capacity, the “Agent”) for itself and the Lenders from time to time party to the Security Agreement referred to below (each, a “Lender” and, together with the Agent, the “Senior Lenders” ).  Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security Agreement referred to below.

BACKGROUND

WHEREAS, it is a condition to each Lender’s making an investment in Rapid Link, Incorporated, a Delaware corporation (“Rapid Link”), Telenational Communications, Inc., a Delaware corporation (“Telenational”), and One Ring Networks, Inc., a Georgia corporation (“One Ring” and together with Rapid Link and Telenational, collectively, the “Companies” and each, a “Company”), pursuant to, and in accordance with, (i) that certain Security Agreement dated as of the date hereof by and among the Companies, Agent  and the Lenders (as amended, modified or supplemented from time to time, the “Security Agreement”) and (ii) the Ancillary Agreements referred to in the Security Agreement, that the Subordinated Lender enter into this Agreement.

WHEREAS, the Subordinated Lender has made or will make loans structured as convertible notes to one or more of the Companies.

WHEREAS, the Subordinated Lender’s loan in the outstanding principal amount of One Million Two Hundred Thousand  and  no/100 Dollars ($1,200,000.00) is now due and payable.

WHEREAS, the Subordinated Lender has agreed to accept as payment in full of the principal amount outstanding a cash payment in the amount of One Million Twenty Thousand and no/100 Dollars ($1,020,000.00) payable as follows: (i) Six Hundred Thousand and no/100 Dollars ($600,000.00) at Closing of Term Loan A set forth in the Security Agreement, plus (ii) Four Hundred Twenty Thousand and no/100 Dollars ($420,000.00) at funding of Term Loan B set forth in the Security Agreement; with the remainder of the outstanding principal amount, One Hundred Eighty Thousand and no/100 Dollars ($180,000.00), which amount shall not accrue interest after the date hereof, to be converted into the common stock of Rapid Link in accordance with the terms of the Securities Purchase Agreement dated as of November 8, 2002, between Rapid Link, formerly known as Dial-Thru International, Inc., and Subordinated Lender.

NOW, THEREFORE, the Subordinated Lender and the Agent, on behalf of Senior Lenders, hereby agree as follows:

TERMS

1.           All obligations of the Companies and/or any of their Subsidiaries to any Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”.  Any and all loans made by the Subordinated Lender to the Companies and/or any of their Subsidiaries, together with all other obligations (whether monetary or otherwise) of the Companies and/or any of their Subsidiaries to the Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”.  It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Senior Lender, as against any Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2.           Except as expressly otherwise provided in this Agreement or as the Agent on its own behalf and on behalf of the Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities.  Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of any Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full.  Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Companies and their Subsidiaries shall make the remaining principal payment in the amount of Four Hundred Twenty Thousand and no/100 Dollars ($420,000) upon closing of the Term Loan B as set forth in the Security Agreement and may make regularly scheduled interest payments to the Subordinated Lender with respect to the Junior Liabilities, so long as (a) no Event of Default (as defined in the Security Agreement or any Ancillary Agreement) has occurred and is continuing at the time of any such payment or after giving effect to such payment and (b) the rate of interest, with respect to the Junior Liabilities, is not increased from that in effect on the date hereof.  Until such time as the remaining principal amount due is paid by the Companies and their Subsidiaries, nothing contained in this Agreement, the Security Agreement or the Ancillary Agreements referred to in the Security Agreement shall restrict, impair or prohibit the Subordinated Lender from exercising its rights in accordance with Rule 144 of the Securities Act of 1933, as amended, to convert and sell shares of common stock of Rapid Link pursuant to the Securities Purchase Agreements dated November 8, 2002, as amended.  Nor shall any compliance by Rapid Link with any notice of conversion issued by Subordinated Lender create a default with the Senior Lender unless Rapid Link’s compliance with such conversion would result in a change of control.

3.           The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Companies and/or any of their Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by the Companies and/or any of their Subsidiaries to each Senior Lender in respect of the Senior Liabilities.  No Senior Lender shall  owe any duty to the Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including without limitation any marshalling of assets or protection of the rights or interests of any Subordinated Lender.  The Agent, on its own behalf and on behalf of the Lenders, shall have the exclusive right to manage, perform and enforce the underlying terms of the Security Agreement, the Ancillary Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of the Companies and their Subsidiaries and to exercise and enforce its rights according to its discretion.  The Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by any Senior Lender in connection with any Senior Lender’s enforcement of its rights under the Security Agreements.  Only the Agent, on its own behalf and on behalf of the Lenders, shall have the right to restrict  permit, approve or disapprove the sale, transfer or other disposition of the assets of any Company or any of its Subsidiaries.  As between each Senior Lender and the Subordinated Lender, the terms of this Agreement shall govern even if all or part of any Senior Lender’s liens are avoided, disallowed, set aside or otherwise invalidated.

4.           In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to any Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of any Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of any Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be irrevocably paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability.  In order to enable each Senior Lender to enforce its rights hereunder in any such action or proceeding, the Agent, on behalf of the Senior Lenders, is hereby irrevocably authorized and empowered in its discretion as attorney in fact for the Subordinated Lender to (a) if the Subordinated Lender fails to file proof(s) of claim against any Company and/or any Subsidiary on or before the date that is ten (10) days prior to any bar date established in any bankruptcy proceeding filed by or against any Company and/or any Subsidiary, make and present for and on behalf of the Subordinated Lender such proof(s) of claims against any Company and/or any Subsidiary as the Agent may deem expedient or proper, (b) to vote such proofs of claims in any such proceeding and (c) receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities.  In the event, prior to indefeasible payment in full of the Senior Liabilities, the Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of the Subordinated Lender’s rights and remedies against any Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then the Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Agent in precisely the form held by the Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by the Subordinated Lender as the property of the Senior Lender.

5.           The Subordinated Lender will mark its books and records so as to clearly indicate that its respective Junior Liabilities are subordinated in accordance with the terms of this Agreement.  The Subordinated Lender will execute such further documents or instruments and take such further action as the Agent may reasonably request from time to time  to carry out the intent of this Agreement.

6.           The Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7.           Subordinated Lender hereby consents to and approves of the execution, delivery and performance by the Companies of the Security Agreement and the Ancillary Agreements and the consummation of the transactions contemplated thereby, notwithstanding anything to the contrary contained in any of the agreements, instruments and documents executed in connection with the Junior Liabilities.

8.           The Subordinated Lender hereby extends to June 30, 2011 the maturity date for any and all Junior Liabilities existing as of the date of this Agreement.  All documentation associated with the Junior Liabilities is hereby amended by this reference to reflect the extended maturity date.

9.           Except as otherwise provided in paragraph 2 of this Agreement with respect to Subordinated Lender’s conversion rights, until such time as the Senior Liabilities have been indefeasibly paid in full, the Subordinated Lender shall not, without the prior written consent of the Agent,  (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability or any other rights or remedies of any kind or nature whatsoever against any Company and/or any of its respective Subsidiaries whether in respect of the Junior Liabilities or otherwise, or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to any Company and/or any of its Subsidiaries.

10.         The Agent, on its own behalf and on behalf of the Lenders, may, from time to time, at its sole discretion and without notice to the Subordinated Lender, take any or all of the following actions:  (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

11.         The Agent, on its own behalf and on behalf of the Lenders, may, from time to time, during the term of this Agreement, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable; provided, however, that, unless the Agent on its own behalf and on behalf of the Lenders, shall otherwise consent in writing, the Senior Lenders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lenders, as to those of the Senior Liabilities which the Senior Lenders have not assigned or transferred.

12.         The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of the Subordinated Lender, or any noncompliance of the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which any Senior Lender may have or with which any Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of any other Senior Lender and the obligations of the Subordinated Lender under this Agreement.

13.         No delay on the part of any Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lenders of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon any Senior Lender except as expressly set forth in a writing duly signed and delivered by the Agent on it own behalf and on behalf of the Senior Lenders.  For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender under this Agreement.

14.         This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against any Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof.  All references herein to any Company and/or any of its Subsidiaries shall be deemed to apply to such Company and such Subsidiaries as debtor(s)-in-possession and to a trustee for any such Company and/or any such Subsidiary.  If any Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to permit or provide post-Petition financing from any Senior Lender (or an affiliate or a third party satisfactory to the Senior Lenders) to any Company or any such Subsidiary under the Code, the Subordinated Lender agrees as follows:  (1)  adequate notice to the Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if the Subordinated Lender receives notice thereof five (5) business days (or such shorter notice as is given to the Senior Lenders) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by the Subordinated Lender to any such use of cash collateral or such post-Petition financing from any Senior Lender (or an affiliate of the Senior Lender).

15.         This Agreement shall be binding upon the Subordinated Lender and upon the heirs, legal representatives, successors and assigns of the Subordinated Lender.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement.  It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

16.         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK.  The individual(s) executing this Agreement on behalf of the Subordinated Lender agree(s) to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this 31st day of March, 2008.

GLOBAL CAPITAL FUNDING GROUP, LP., by its General Partner, GLOBAL CAPITAL MANAGEMENT SERVICES, INC.

By:	/s/ Michael S. Brown
	Name:	Michael S. Brown
	Title:	Secretary

LV ADMINISTRATIVE SERVICES, INC.,
individually and as Agent

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

Acknowledged and Agreed to by:

RAPID LINK, INCORPORATED

By:	/s/ Chris Canfield
	Name:	Chris Canfield
	Title:	CFO

TELENATIONAL COMMUNICATIONS, INC.

By:	/s/ Chris Canfield
	Name:	Chris Canfield
	Title:	CFO

ONE RING NETWORKS, INC.

By:	/s/ Chris Canfield
	Name:	Chris Canfield
	Title:	CFO

SIGNATURE PAGE TO
SUBORDINATION AGREEMENT